Exhibit 23.1

Moore Australia Audit (WA)

Level 15, Exchange Tower,
2 The Esplanade, Perth, WA 6000
PO Box 5785, St Georges Terrace, WA 6831

T +61 8 9225 5355
F +61 8 9225 6181

www.moore-australia.com.au

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Elevra Lithium Limited of our report dated April 11, 2025 relating to the consolidated financial statements of Sayona Mining Limited as of June 30, 2024 and 2023, and for each of the two years in the period ended June 30, 2024, which appears in Amendment No. 3 to the Registration Statement (No. 333-286715) on Form F-4 filed on June 13, 2025.

/s/ Gregory Godwin
Gregory Godwin
Partner
Moore Australia Audit (WA)

Signed at Perth this 1st day of October 2025

Moore Australia Audit (WA) ABN 16 874 357 907.

An independent member of Moore Global Network Limited - members in principal cities throughout the world.

Liability limited by a scheme approved under Professional Standards Legislation.